SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GLEACHER & COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

MatlinPatterson FA Acquisition LLC

MatlinPatterson LLC

MatlinPatterson PE Holdings LLC

MP II Preferred Partners L.P.

MP Preferred Partners GP LLC

David J. Matlin

Mark R. Patterson

Christopher R. Pechock

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

With copies to:

John M. Newell, Esq.

Latham & Watkins LLP

505 Montgomery Street, Suite 2000

San Francisco, CA 94111

(415) 391-0600

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2013 ANNUAL MEETING OF STOCKHOLDERS

OF

GLEACHER & COMPANY, INC.

PROXY STATEMENT

OF

MATLINPATTERSON FA ACQUISITION LLC

PLEASE SIGN, DATE AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by MatlinPatterson FA Acquisition LLC, MP II Preferred Partners L.P., MP Preferred Partners GP LLC, MatlinPatterson PE Holdings LLC, MatlinPatterson LLC, David J. Matlin, Mark R. Patterson and Christopher R. Pechock (collectively, “MatlinPatterson”,” “we” or “us”) in connection with the solicitation of proxies (the “Proxy Solicitation”) from the stockholders of Gleacher & Company, Inc. (the “Company” or “Gleacher”).

For the reasons set forth in this Proxy Statement, we believe the Company’s stockholders deserve a choice in the election of the board of directors of the Company (the “Board”). We are therefore seeking your support at the upcoming annual meeting of stockholders, scheduled to be held at the offices of the Company, located at 1290 Avenue of the Americas, New York, NY 10104, at 9:00 a.m., local time, on May 23, 2013 (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Annual Meeting”), with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

1.	To elect MatlinPatterson’s five director nominees: Mark R. Patterson, Christopher R. Pechock, Jaime Lifton, Keith B. Hall, and Marshall Cohen, for a term of one year;

2.	To elect MatlinPatterson’s three additional director nominees, if nominated at the Annual Meeting by MatlinPatterson: Edwin M. Banks, Nasir A. Hasan and Carl W. McKinzie, for a term of one year;

3.	To consider and act upon a proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split;

4.	To consider and act upon a proposal to amend, if and when the reverse stock split is approved and effected, the Company’s Amended and Restated Certificate of Incorporation to proportionally decrease the number of authorized shares of the Company’s common stock;

5.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

6.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013; and

7.	To transact such other business that may properly come before the Annual Meeting.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting as April 17, 2013 (the “Record Date”). The mailing address of the principal executive offices of the Company is 1290 Avenue of the Americas, New York, New York 10104. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. According to the Company, as of the Record Date, there were 122,980,847 shares of Common Stock, par value $0.01 per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting.

As of the Record Date and the date of this Proxy Statement, MatlinPatterson FA Acquisition LLC is the record and beneficial owner of 35,568,261 shares of Common Stock (approximately 28.9% of the outstanding shares of Common Stock). Each of the members of MatlinPatterson may be deemed to beneficially own all such shares of Common Stock.

This proxy statement and GOLD proxy card are first being mailed or given to the Company’s stockholders on or about May 13, 2013.

The Company has not nominated any candidates for election as directors at the Annual Meeting. Accordingly, please note that if you sign the “White” proxy card provided by the Company, your shares will not be voted in the election of directors.

At the Annual Meeting, MatlinPatterson expects to nominate five persons for election as directors: Mark A. Patterson, Christopher R. Pechock, Marshall Cohen, Jaime Lifton and Keith B. Hall. Under Proposal 1, we are soliciting your proxy to vote for these five persons for election as directors. Under certain circumstances described in further detail herein, MatlinPatterson may also nominate three more persons for election as directors: Carl W. McKinzie, Edwin M. Banks, and Nasir A. Hasan. We are also soliciting your proxy to vote for these three persons for election as directors, under Proposal 2.

As used in this proxy statement, any persons nominated by MatlinPatterson for election as directors at the Annual Meeting are referred to as the “MP Nominees”.

As described in more detail in the section titled “PROPOSALS 1 AND 2 – ELECTION OF DIRECTORS”, the shares of any stockholder who signs a GOLD proxy card will not be voted in the election of directors for one, or four, seats, depending on how many persons MatlinPatterson nominates.

MatlinPatterson intends to vote the shares owned by MatlinPatterson on the Record Date FOR each of the MP Nominees that we nominate at the Annual Meeting (although we reserve the right to vote our shares for fewer than all of the MP Nominees that we nominate), FOR the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split, FOR the proposal to, if and when the reverse stock split is effected, proportionally decrease the number of authorized shares of Common Stock, ABSTAIN on the advisory vote on executive compensation, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, in each case as described herein.

According to the information provided by Clinton Relational Opportunity Master Fund, L.P. and its affiliates (“Clinton Group”), Clinton Group has stated that it intends to nominate nine individuals for election as directors and is providing “Green” proxy cards for its proposed nominees, but we do not know whether it will in fact nominate individuals for election as directors at the Annual Meeting or solicit proxies for that purpose.

THIS PROXY SOLICITATION IS BEING MADE BY MATLINPATTERSON AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY, CLINTON GROUP OR ANY OTHER THIRD PARTY. MATLINPATTERSON IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS DESCRIBED HEREIN. SHOULD OTHER MATTERS, WHICH MATLINPATTERSON IS NOT AWARE OF A REASONABLE TIME BEFORE THE DATE OF THIS PROXY STATEMENT, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED GOLD PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

MATLINPATTERSON URGES YOU TO SIGN, DATE AND RETURN THE GOLD PROXY CARD AS PROMPTLY AS PRACTICABLE.

IF YOU HAVE ALREADY SENT A WHITE PROXY CARD FURNISHED BY MANAGEMENT OF THE COMPANY OR A GREEN PROXY CARD (IF ANY) FURNISHED BY CLINTON GROUP, YOU MAY REVOKE THAT PROXY BY SIGNING, DATING AND RETURNING THE ENCLOSED GOLD PROXY CARD.

THE LATEST DATED PROXY CARD IS THE ONLY ONE THAT WILL BE USED TO VOTE YOUR SHARES. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A LATER DATED PROXY OR A WRITTEN NOTICE OF REVOCATION TO MATLINPATTERSON FA ACQUISITION LLC, C/O INNISFREE M&A INCORPORATED, 501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NEW YORK 10022, WHICH IS ASSISTING IN THIS PROXY SOLICITATION, OR TO THE SECRETARY OF THE COMPANY, OR BY VOTING IN PERSON AT THE ANNUAL MEETING IF YOU ARE A STOCKHOLDER OF RECORD.

If you have any questions concerning this Proxy Statement or would like additional copies, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders may call toll free: (888) 750-5834

Banks and brokers may call collect: (212) 750-5833

IMPORTANT

PLEASE READ THIS CAREFULLY

If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided.

If you hold your shares through a broker or other nominee (that is, in “street name”), you cannot vote your shares directly but must instruct your broker or other nominee to vote your shares. Thus, if you do not give your broker or nominee specific instructions, your shares will not be voted on any matters. Accordingly, in order for your vote to count, please promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to vote in favor of the election of the MP Nominees and to vote on the other Proposals. Please follow the instructions on the enclosed GOLD proxy card or the information forwarded by your broker or other nominee. If your bank, broker firm, dealer, trust company or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to MatlinPatterson FA Acquisition LLC, c/o Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Only holders of record of shares of Common Stock on the close of business on the Record Date will be entitled to vote on the Proposals. If you are a stockholder of record on the Record Date, you will retain your right to vote even if you sell your shares of Common Stock after the Record Date.

The Company has not nominated any candidates for election as directors at the Annual Meeting. Accordingly, please note that if you sign the “White” proxy card provided by the Company, your shares will not be voted in the election of directors.

If you have any questions regarding your GOLD proxy card or need assistance in executing your proxy, please contact Innisfree M&A Incorporated toll-free at (888) 750-5834 (banks and brokers call collect at (212) 750-5833).

INFORMATION ON THE PARTICIPANTS

This Proxy Solicitation is being made by MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“MP FAA” or the “Record Holder”), MP II Preferred Partners L.P. (“MP II Preferred Partners”), a Cayman Islands limited partnership and the holder of all the membership interests of the Record Holder, MP Preferred Partners GP LLC (“MP II Preferred Partners GP”), a Delaware limited liability company and the general partner of MP II Preferred Partners, MatlinPatterson PE Holdings LLC, f/k/a MatlinPatterson Asset Management LLC (“MPEH”), a Delaware limited liability company and as the holder of all of the membership interests in MP Preferred Partners GP, MatlinPatterson LLC (“MP LLC”), a Delaware limited liability company and the holder of all the membership interests of MPEH, David J. Matlin, an individual and holder of 50% of the membership interests in MP LLC, Mark R. Patterson, an individual, current director of the Company and the holder of 50% of the membership interests in MP LLC, and Christopher R. Pechock, a partner at MatlinPatterson Global Advisers LLC. In addition to the foregoing entities and persons, Marshall Cohen, Jaime Lifton, Keith B. Hall, Edwin M. Banks, Nasir A. Hasan and Carl W. McKinzie are also deemed to be “participants” in the solicitation (collectively, the “Participants”).

The business address of each of the members of MatlinPatterson is c/o MatlinPatterson Global Advisers LLC, 520 Madison Avenue, 35th Floor, New York, New York 10022-4213. The business address of each of the MP Nominees is disclosed in the section titled “PROPOSALS 1 AND 2 – ELECTION OF DIRECTORS.”

The principal business of: (i) the Record Holder is investing in equity and debt securities of companies; (ii) MP II Preferred Partners is investing in equity and debt securities of companies; (iii) MP II Preferred Partners GP is to serve as general partner of MP II Preferred Partners; (iv) MPEH is owning MP II Preferred Partners GP and other investment vehicles; and (v) MP LLC is owning MPEH. David J. Matlin’s principal occupation is acting as Chief Executive Officer of MatlinPatterson Asset Management L.P. and Mark R. Patterson’s principal occupation is acting as Chairman of MatlinPatterson Asset Management L.P. David J. Matlin and Mark R. Patterson are both citizens of the United States of America.

As of the Record Date and the date of this Proxy Statement, MP FAA is the record and beneficial owner of 35,568,261 shares of Common Stock (approximately 28.9% of the outstanding shares of Common Stock) and is a member of MatlinPatterson. Each of the members of MatlinPatterson may be deemed to beneficially own all such shares of Common Stock. Marshall Cohen, an MP Nominee, is the beneficial holder of 434,213 shares of Common Stock underlying vested but unexercised options as of February 28, 2013.

The following transactions are the only transactions during the past two years with regard to the Common Stock made by any of the Participants:

Name	Transaction Date	Number of Shares of Common Stock Purchased (Sold)
Jay Lifton	8/8/11	1,000
Jay Lifton	7/31/12	(1,000)

Messrs. Patterson and Pechock have agreements with the limited partnerships and companies managed and advised by MatlinPatterson Global Advisers LLC, whereby they are indemnified by the limited partnerships and companies for any liabilities they may incur in connection with their duties, including MatlinPatterson’s solicitation of proxies for use at the Annual Meeting. Those limited partnerships and companies will also reimburse Messrs. Patterson and Pechock for any expenses that they reasonably incur in connection with MatlinPatterson’s solicitation of proxies for use at the Annual Meeting. To each of the MP Nominee’s knowledge, each such nominee has no arrangement or understandings with any other person pursuant to which he or she was or is to be selected as a director or nominee for election as a director of the Company.

Except as set forth in this Proxy Statement, (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the MP Nominees are proposed to be elected has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Participants, except as set forth in this proxy statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) occurred during the past ten years.

BACKGROUND OF THE SOLICITATION

MatlinPatterson is a long-term investor in the Company. It made its initial investment in the Company over five years ago, in 2007, and today is the Company’s largest stockholder. MatlinPatterson currently owns 35,568,261 shares of the Company Common Stock, which constitute approximately 28.9% of the outstanding shares.

Two long-standing members of the Board of Directors of the Company, Mark R. Patterson and Christopher R. Pechock, are affiliated with MatlinPatterson. Both Messrs. Patterson and Pechock have served on the Board of the Company since 2007. Mr. Patterson is the Chairman of MatlinPatterson Asset Management L.P. Mr. Pechock is a partner of MP Global Advisors, an affiliate of MatlinPatterson.

In June 2012, the Board formed a special committee of independent directors to evaluate strategic alternatives for the Company, including a possible sale of the Company.

On August 17, 2012, the Executive Compensation Committee of the Board approved a Senior Management and Retention Plan (the “Retention Plan”) providing for cash payments and other benefits for four members of senior management (Thomas Hughes, John Griff, Patricia Arciero-Craig and Bryan Edmiston) if the participant’s employment with the Company is terminated in connection with certain events deemed to constitute a defined “Change in Control” under the plan.

On August 30, 2012, the Company publicly announced that it had retained a financial advisor to assist it in exploring and evaluating strategic alternatives for the Company. In furtherance of the Company’s strategic plan, the Company stated that it intended to consider a range of available options, including partnering with one or more equity investors, strategic acquisitions and divestitures, and a business combination involving the Company.

On February 15, 2013, the Company announced that it had concluded its formal strategic review process, and it had determined that the available opportunities were not in the best interests of the Company’s stockholders at that time.

Also in mid-February 2013, Mr. Patterson held discussions with Bruce Rohde, the chairman of the Company’s Directors and Corporate Governance Committee (the “D&CG Committee”), regarding the nominations of individuals that the Committee intended to make for election as directors at the 2013 Annual Meeting of stockholders. Mr. Patterson told Mr. Rohde that MatlinPatterson (i) did not intend to vote its shares for the re-election of Robert Yingling, Robert Gerard, Henry Bienen and Bruce Rohde, and (ii) would provide alternative candidates for nomination to the Board.

Mr. Rohde thereafter informed Mr. Patterson that Messrs. Yingling, Rohde, Bienen and Gerard would not stand for re-election at the Annual Meeting in May 2013 because they believed that they would not be re-elected by a vote of the stockholders. This was subsequently confirmed in a letter to the Company dated February 23, 2013.

With the vacancies on the Board that would be created by the refusal of these four directors to stand for re-election, in addition to an existing vacancy on the Board and the impending Annual Meeting of Stockholders scheduled for May 2013, MatlinPatterson believed the Company would need to recruit as many as five additional directors to serve. MatlinPatterson provided to the D&CG Committee the names of five new, qualified candidates for nomination to the Board at the 2013 Annual Meeting of stockholders and/or election to the Board prior to that meeting to fill any Board vacancies. MatlinPatterson expected that some or all of the proposed directors would be acceptable to the D&CG Committee. If some or all were not acceptable to the Committee, MatlinPatterson indicated that it would (i) propose substitute candidates to the D&CG Committee, or (ii) nominate its proposed director candidates at the Annual Meeting. To preserve its rights to nominate the proposed director candidates and certain existing directors at the Annual Meeting pursuant to the Company’s bylaws, on February 23, 2013, MatlinPatterson delivered a written notice to the Company regarding such nominations.

The D&CG Committee failed to take action to approve or, to the knowledge of MatlinPatterson, disapprove of MatlinPatterson’s proposed director candidates. The Committee also failed to propose any other nominees to fill the existing vacancy on the Board or the four vacancies that would be created because four directors had announced that they would not stand for re-election.

On March 20, 2013, Clinton Group sent a letter to the Company requesting that the Board act to reopen the period during which stockholders of the Company may submit advance notice of an intention to nominate directors at the 2013 Annual Meeting. On March 26, 2013, the Board voted to reopen the nomination period, and on April 8, Clinton Group delivered a notice to the Company of its intent to nominate twelve candidates to stand for election to the Board. Shortly thereafter, Clinton Group disclosed that it had purchased in the open market approximately 3.8 million shares of Company common stock during March 2013, representing approximately 3.1% of the Company’s outstanding common stock.

During the course of preparation of the Company’s proxy statement for the 2013 Annual Meeting, on April 23, 2013, management of the Company asserted the position that the anticipated election of the intended nominees of either MatlinPatterson or Clinton Group would constitute a “Change in Control” within the meaning of the Company’s Retention Plan. Under the Retention Plan, termination of employment under certain circumstances in connection with the occurrence of a Change of Control could potentially trigger payments to four members of senior management of as much as $9.28 million, according to information in the Company’s proxy statement.

Under the terms of the Retention Plan, a Change of Control would occur if, subject to certain exceptions, individuals who, as of August 17, 2012, constitute the Board cease thereafter for any reason to constitute at least a majority of the Board. Only four incumbent directors (Messrs. Patterson, Pechock, Cohen and Hughes) have agreed to continue to be nominated at, and to serve after, the 2013 Annual Meeting. Accordingly, if more than three of the remaining five positions on the Board are filled with new Board members, a Change of Control (as defined) could be triggered because incumbent directors would cease to constitute a majority of the Board.

MatlinPatterson believes that simply filling the open Board positions, which vacancies are created when independent directors refuse to stand for re-election, with replacement independent directors, is not the type of event that was intended to constitute a “Change of Control” under the Retention Plan. MatlinPatterson also believes that it would be a waste of a significant portion of the Company’s assets to trigger provisions that could cause the Company to have to pay up to $9.28 million under the Retention Plan, at a time when replacement independent directors will be elected to fill open Board positions, and these new directors will participate in the evaluation of the future direction of the Company.

MatlinPatterson believes that it is in the best interests of the Company and its stockholders to avoid a Change of Control triggering event at the present time, and maintain flexibility with respect to the Company’s future. The reconstituted Board should retain the power to determine whether, when and how a Change of Control would be triggered, rather than to be forced into a triggering event simply because a group of four incumbent directors refuse to be renominated because of fear that they would lose an election, thereby necessitating that the stockholders fill the vacancies with replacement directors.

In an attempt to prevent this unintended windfall to management at the expense of the Company’s stockholders, on April 24, 2013, MatlinPatterson proposed to current directors Rohde, Bienen, Gerard and Yingling by email that they agree to stand for re-election at the Annual Meeting so that they could continue as incumbents, thereby preventing the possibility that a Change of Control would be triggered. These directors did not respond to this proposal until May 8, 2013, at which time they reiterated their refusal to stand for re-election. MatlinPatterson continues to be open to the possibility of voting for these directors to remain on the Board as incumbents, should they reconsider and indicate their willingness to stand for re-election.

In light of the refusal of four directors to stand for re-election, MatlinPatterson is pursuing other avenues to reconstitute the Board without unnecessarily triggering a Change of Control under the Retention Plan.

On April 30, 2013, MatlinPatterson and certain other stockholders of the Company, representing a majority of the outstanding shares of Company stock, signed and delivered to the Company written consents to amend several provisions of the bylaws of the Company (the “Bylaw Amendments”), as described below. The written consents to approve the Bylaw Amendments were solicited by MatlinPatterson from ten or fewer persons, in accordance with the exemption from certain provisions of the SEC’s proxy rules, pursuant to Rule 14a-2(b)(2) promulgated under the Exchange Act.

Under the Delaware General Corporation Law (the “DGCL”) and the Company’s certificate of incorporation, the stockholders may take action by written consent, setting forth the action so taken, signed by the holders of the requisite number of outstanding shares. Such action may be taken without a meeting, without prior notice, and without a vote. Under Delaware law, such action is effective upon delivery of the requisite number of written consents. Under the Company’s certificate of incorporation, the bylaws of the Company may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto. The affirmative vote of the majority of the shares outstanding and entitled to vote is required for the stockholders to amend the bylaws of the Company, subject to certain exceptions which are not applicable to the Bylaw Amendments as described below.

Accordingly, the delivery to the Company on April 30, 2013 of the requisite written consents caused the Bylaw Amendments to become effective on that date. On May 6, 2013, the Company filed with the SEC a Current Report on Form 8-K stating, among other things, that the Bylaw Amendments were effective on April 30, 2013. Under the DGCL, the Company is required to provide prompt notice to the stockholders of the taking of the action by written consent, but the effectiveness of the action is not conditioned upon the delivery of such notice.

The Bylaw Amendments change the voting standard for election of directors. In addition, the Bylaw Amendments provide that the 2013 Annual Meeting of Stockholders shall be held on May 23, 2013, and shall not be adjourned, unless a different date or such adjournment is approved by the affirmative vote of three-fourths of the directors present at a meeting at which there is a quorum. The Bylaw Amendments also provide that the provisions of the Company’s bylaws permitting stockholders to act by written consent shall not be amended or repealed, and no provision inconsistent therewith, may be adopted, except with the affirmative vote of three-fourths of the directors present at a meeting at which there is a quorum. Finally, the Bylaw Amendments provide that special meetings of the Board of Directors may be called by any two directors, in addition to the other means by which special meetings may be called under the bylaws.

On May 9, 2013, MatlinPatterson and certain other stockholders of the Company, representing a majority of the outstanding shares of Company stock, signed and delivered written consents to further amend the provision of the April 30 Bylaw Amendment, to clarify the voting standard for the election of directors (the “May 9 Bylaw Amendments”). The May 9 Bylaw Amendments became effective on that date. The written consents to approve the May 9 Bylaw Amendments were solicited by MatlinPatterson in accordance with SEC Rule 14a-2(b)(2), as described above.

The May 9 Bylaw Amendments changed the voting standard for election of directors. Pursuant to the May 9 Bylaw Amendments, at any election of directors, each director shall be elected by the affirmative vote of a majority of the shares entitled to vote at the meeting and that are present in person or represented by proxy (but excluding, for purposes of determining the number of shares present in person or represented by proxy, any shares that are not voted in the election of directors “for” any nominees). Any incumbent director in office at the time of the election who does not receive such affirmative vote shall immediately tender his or her resignation. The Board of Directors (excluding the director in question) shall consider each such resignation and shall decide whether to accept it. In accordance with the DGCL, the foregoing provisions, having been approved by the stockholders of the Company, may not be amended or repealed, and no provisions inconsistent therewith may be adopted, by the Board of Directors.

REASONS FOR THE SOLICITATION

As discussed in the section titled “BACKGROUND OF THE SOLICITATION,” the current size of the Board of Directors is nine, which includes one vacancy. By a letter dated February 23, 2013, four independent directors of the Company, Robert S. Yingling, Bruce Rohde, Harry S. Bienen and Robert A. Gerard, provided notice that they would not stand for re-election at the Annual Meeting in May 2013 because they believed that they would not be re-elected.

With the openings that would be created by the departure of these four directors, in addition to the existing vacancy on the Board, and the impending Annual Meeting of Stockholders scheduled for May, MatlinPatterson believed the Company would need to recruit as many as five additional directors to serve. In late February, 2013, MatlinPatterson provided to the D&CG Committee the names of five new, qualified independent candidates for nomination to the Board at the Annual Meeting and/or election to the Board prior to that meeting to fill any Board vacancies. MatlinPatterson expected at that time that some or all of the proposed directors would be acceptable to the D&CG Committee.

The D&CG Committee did not approve or, to the knowledge of MatlinPatterson, disapprove of MatlinPatterson’s proposed director candidates, or take any other action on the proposed candidates. The D&CG Committee did not propose any other nominees either to fill the existing vacancy on the Board or to be elected in place of the four directors who had announced that they would not stand for re-election. In addition, the D&CG Committee did not propose to nominate the four current directors who were willing to stand for re-election, Messrs. Patterson, Pechock, Cohen and Hughes, and did not provide any reason for refusing to re-nominate these current directors or for refusing to issue any recommendation to stockholders as to how to vote on these four individuals, if nominated by others.

The current Board of Directors of the Company and the D&CG Committee have essentially refused to take any action to prepare for or facilitate the election of any directors at the Annual Meeting. For example, they have not:

•

indicated any intent to nominate any individuals for election to the Board at the Annual Meeting, even the four current members of the Board who have indicated a willingness to continue to serve as directors;

•

taken any action with respect to the five new, qualified candidates proposed by MatlinPatterson in February 2013 for nomination to the Board at the Annual Meeting and/or election to the Board prior to that meeting to fill any Board vacancies;

•	made any plans or proposals to fill the existing vacancy on the Board or to fill the vacancies that would be created by the refusal of four directors to stand for reelection at the Annual Meeting;

•

made any recommendation as to how stockholders should vote on any nominees, if any, proposed by other parties, including MatlinPatterson, even though four potential nominees, Messrs. Patterson, Pechock, Cohen and Hughes, are current directors of the Board, nor

•	indicated any plans or intent to solicit proxy authority to vote for the election of directors.

As a result of deliberate inaction by the current Board and the D&CG Committee, they have placed the Company in the highly unusual situation of convening an Annual Meeting of Stockholders at which nine directors are to be elected, but for which the Company has put forward no nominees. This presents the possibility that, absent nominations from Company stockholders, there will not be any candidates elected at the Annual Meeting. MatlinPatterson has repeatedly requested that the Board and the D&CG Committee take action to address this situation in accordance with their fiduciary duties, but as of the date of this Proxy Statement, they have failed to do so.

MatlinPatterson had not expected that it would be necessary to solicit proxies for this Annual Meeting because it expected that some or all of its proposed directors would be acceptable to the D&CG Committee and to the Board, and thereafter the Company would nominate a slate containing Messrs. Hughes, Cohen, Pechock, Patterson and some or all of the candidates put forward by MatlinPatterson. However, the D&CG Committee and the Board did not act.

In fact, were it not for nominations by MatlinPatterson, the only slate of candidates that would be voted on at the Annual Meeting would be a full slate proposed by Clinton Group, which made its initial investment in the Company only in March 2013 and owns only approximately 3.1% of the Company’s outstanding voting securities. If MatlinPatterson did not conduct this solicitation, the entire Board of the Company could be turned over to Clinton Group’s nominees.

As a result, MatlinPatterson had no choice but to solicit proxies to ensure that Messrs. Pechock, Patterson and Cohen are nominated and re-elected and to ensure that the other Board positions are filled with candidates that it knows and considers to be qualified. At the Annual Meeting, MatlinPatterson expects to nominate five persons for election as directors: Mark R. Patterson, Christopher R. Pechock, Marshall Cohen, Jaime Lifton and Keith B. Hall. Under certain circumstances described in further detail herein, MatlinPatterson may also nominate three more persons for election as directors: Carl W. McKinzie, Edwin M. Banks, and Nasir A. Hasan. All eight are highly qualified and independent, three of whom (Messrs. Patterson, Pechock and Cohen) have deep experience with and knowledge of the Company through many years of service on the Board, and two of whom (Messrs. Patterson and Pechock) are affiliated with MatlinPatterson, the Company’s largest stockholder and a major investor in the Company for over five years.

MatlinPatterson has proposed eight highly qualified, independent nominees because we believe we have the better view of what needs to be done to optimize stockholder value than either the current Board of Directors or other stockholders who only recently acquired a small voting interest in the Company. As the largest stockholder of the Company, we wish to make sure that there is put in place a Company Board and management team that will be focused solely on optimizing stockholder value. To date, the current Board of Directors has not indicated any interest in considering the replacement of senior management of the Company. Based on the disappointing results of the Company under their tenure in office and the challenges faced by the downsized, unprofitable Company, we believe that both Mr. Hughes, the Company’s current Chief Executive Officer, and John Griff, the current Chief Operating Officer, should be replaced with a qualified restructuring professional.

In our view, there are at least three potential avenues for optimizing stockholder value:

•	continuing the wind down of the Company’s businesses and making a distribution of the proceeds to stockholders,

•	continuing to pursue a strategic alternative such as a merger or sale of the Company, and

•	re-investing the Company’s liquid assets in favorable opportunities, for example, acquiring additional interests in FA TechnologyVentures L.P., the Company’s venture capital investment subsidiary.

Based on the information available to us at this time, MatlinPatterson believes that it makes sense in the short term to pursue all these avenues. We currently believe that expediting the ongoing downsizing of the Company, coupled with a sale or liquidation of the Company’s remaining business, and a reinvestment of the proceeds or distribution to stockholders will produce the best result for the stockholders. However, we believe that a strategic alternative is also worth pursuing in parallel and we believe the Company should continue to seek out such opportunities and be open to proposals from interested parties.

We have nominated a slate of highly qualified individuals, with extensive financial and business expertise. We believe they are well suited to optimizing stockholder value.

PROPOSALS 1 AND 2

ELECTION OF DIRECTORS

The Board consists of nine seats, currently with one vacancy. According to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on April 26, 2013 in connection with the Annual Meeting (the “Company’s Proxy Statement”), the terms of nine directors expire at the Annual Meeting.

As discussed under the section titled, “BACKGROUND OF THE SOLICITATION,” to preserve its rights to nominate at the Annual Meeting three existing directors for re-election (Messrs. Patterson, Pechock and Cohen), and five new independent director candidates (Messrs. Lifton, Hall, Banks, Hasan and McKinzie), pursuant to the Company’s bylaws, on February 23, 2013, MatlinPatterson delivered a written notice to the Company regarding nomination of these individuals.

During the course of preparation of the Company’s Proxy Statement for the 2013 Annual Meeting, on April 23, 2013, management of the Company asserted the position that the anticipated election of the intended nominees of either MatlinPatterson or Clinton Group would constitute a “Change in Control” within the meaning of the Company’s Retention Plan. Under the Retention Plan, termination of employment under certain circumstances in connection with the occurrence of a Change of Control could potentially trigger payments to four members of senior management of as much as $9.28 million, according to information in the Company’s Proxy Statement.

Under the terms of the Retention Plan, a Change of Control would occur if, subject to certain exceptions, individuals who, as of August 17, 2012, constituted the Board cease thereafter for any reason to constitute at least a majority of the Board.

MatlinPatterson believes that simply filling the open Board positions, which vacancies are created when independent directors refuse to stand for re-election, with replacement independent directors, is not the type of event that was intended to constitute a “Change of Control” under the Retention Plan. MatlinPatterson also believes that it would be a waste of a significant portion of the Company’s assets to trigger provisions that could cause the Company to have to pay up to $9.28 million under the Retention Plan, at a time when replacement independent directors will be elected to fill open Board positions, and these new directors will participate in the evaluation of the future direction of the Company.

Clinton Group has stated that it intends to nominate nine individuals for election as directors. As of the date of this Proxy Statement, Clinton Group has specified 12 individuals that it might nominate for the nine positions on the Board. Only one of the 12 individuals, Thomas J. Hughes, the current Chief Executive Officer of the Company, was a member of the Company’s Board on August 17, 2012. Accordingly, if Clinton Group nominates nine individuals and they are elected, it would constitute a Change of Control of the Board under the Retention Plan, potentially triggering a $9.28 million windfall to management.

Of the eight individuals identified by MatlinPatterson as nominees for election to the Board, three (Messrs. Patterson, Pechock and Cohen) were members of the Board on August 17, 2012. Therefore, in order to prevent the occurrence of a Change of Control of the Board under the Retention Plan, MatlinPatterson expects to nominate five persons for election as directors: Mark R. Patterson, Christopher R. Pechock, Marshall Cohen, Jaime Lifton and Keith B. Hall. If these five are elected and no other persons are elected to the Board who were not Board members on August 17, 2012, then there would be no Change of Control under the Retention Plan because a majority (three of five) of the Board would be members who served as directors on August 17, 2012.

Since 11 out of 12 of the Clinton Group nominees were not Board members on August 17, 2012, then the election of even one of these 11 could trigger a Change of Control if the five MatlinPatterson nominees are elected under Proposal 1 and the other incumbent directors resign as required by the Company’s bylaws.

The shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked on Proposal 1, or, if no direction is indicated, will be voted FOR the election of Messrs. Patterson, Pechock, Cohen, Hall and Lifton as directors.

If MatlinPatterson determines that it is reasonably likely that a Change of Control will be triggered as a result of the election of directors at the Annual Meeting, then MatlinPatterson intends to also nominate three more persons for election as directors at the Annual Meeting: Carl W. McKinzie, Edwin M. Banks, and Nasir A. Hasan.

MatlinPatterson’s determination as to whether a Change of Control is reasonably likely to occur, and therefore whether or not to nominate Messrs. Banks, Hasan and McKinzie, is based on events and circumstances that are not presently known, and likely will not be known until the time of the Annual Meeting. These factors include: (i) whether or not any persons are nominated for election as directors at the Annual Meeting by third parties, other than the five MatlinPatterson nominees specified under Proposal 1, (ii) whether any such persons who are nominated by third parties were directors of the Company as of August 17, 2012, and (iii) whether one or more of any such persons who are nominated by third parties are reasonably likely to be elected under the voting standard for election of directors as specified under the Company’s bylaws.

If MatlinPatterson determines that is advisable to nominate Messrs. Banks, Hasan and McKinzie as a result of the events and circumstances at the time of the Annual Meeting as discussed above, then the shares of any stockholder who signs a GOLD proxy card will be voted as directed on the proxy card or, if no direction is indicated, will be voted FOR the election of Messrs. Banks, Hasan and McKinzie. Alternatively, if MatlinPatterson determines that it is not advisable to nominate Messrs. Banks, Hasan and McKinzie, and they are not nominated at the Annual Meeting, then the shares of any stockholder who signs a GOLD proxy card will not be voted on Proposal 2.

As discussed below, the shares owned by any stockholder who signs a GOLD proxy card will not be voted in the election of directors for one, or four, seats, depending on how many persons MatlinPatterson nominates.

The Board of the Company currently consists of nine seats, which includes one vacancy. Since under the advance notice provisions of the Company’s bylaws, MatlinPatterson cannot nominate more than eight persons for election as directors at the Annual Meeting, the shares owned by any stockholder who signs the GOLD proxy card will not be voted under any circumstances in the election of directors for at least one seat.

In the event that MatlinPatterson only nominates five persons for election as directors, then the shares owned by any stockholder who signs the GOLD proxy card will not be voted in the election of directors as to four seats.

The GOLD proxy card does not confer authority to vote for the election of any person as a director of the Company other than the MP Nominees. In the event that some or all of the MP Nominees are elected as directors, and other persons who are not MP Nominees (such as nominees of Clinton Group) are also elected as directors, there can be no assurance that such other person’s nominees will serve if elected with any of the MP Nominees.

In the event that some or all of the MP Nominees are elected, and if there are no other persons nominated or the total number of persons elected is fewer than nine, then the current incumbent directors who do not receive the requisite affirmative vote are required by the bylaws to immediately tender their resignations. The Board of Directors (excluding the incumbent directors in question) shall consider each such resignation and shall decide whether to accept it. After the Board decides whether to accept such resignations, there may exist one or more vacancies on the Board of Directors. Under the Company’s certificate of incorporation, vacancies on the Board of Directors can be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum. MatlinPatterson has no present intention to seek to fill such vacancies, if any, unless the MP Nominees elected to the Board constitute less than a majority of the then authorized number of directors, in which case MatlinPatterson may seek to have such vacancies filled with one or more MP Nominees or other persons, or to have the authorized number of directors reduced.

The Company has not nominated any candidates for election as directors at the Annual Meeting. According, please note that if you sign the “White” proxy card provided by the Company, your shares will not be voted in the election of directors.

MatlinPatterson is seeking your support at the Annual Meeting to elect Messrs. Patterson, Pechock, Cohen, Lifton and Hall as directors under Proposal 1. MatlinPatterson is also seeking your support at the Annual Meeting to elect Messrs. McKinzie, Banks and Hasan under Proposal 2, if nominated by MatlinPatterson at the Annual Meeting.

Mark R. Patterson Director Director since 2007 Age 61

Mr. Patterson became a director of the Company following the completion of the Company’s private placement with the Record Holder in September 2007. Mr. Patterson is, and has been, Chairman of MatlinPatterson Asset Management L.P. (“MAMLP”) since its formation in 2010. The principal business of MAMLP is to organize, acquire and sponsor alternative investment managers that participate in credit strategies. In addition, from 2002 through 2012 he was Chairman of MatlinPatterson Global Advisers LLC (“MP Global Advisers”), which he co-founded. The principal business of MP Global Advisers is to serve as investment adviser to various investment funds controlled by Mr. Patterson and David J. Matlin. MAMLP and MP Global Advisers are affiliates of the Company. Mr. Patterson has over 35 years of financial markets experience, principally in merchant, investment and commercial banking, at Credit Suisse (where he was Vice Chairman from 2000 to 2002), Scully Brothers & Foss L.P., Salomon Brothers Inc., and Bankers Trust Company. The business address of Mr. Patterson is MatlinPatterson Global Advisers LLC, 520 Madison Avenue, 35th Floor, New York, New York 10022-4213.

Mr. Patterson holds degrees in law (BA, 1972) and economics (BA Honors, 1974) from South Africa’s Stellenbosch University and an MBA (with distinction, 1986) from New York University’s Stern School of Business.

Mr. Patterson also serves on the Dean’s Executive Board of the NYU Stern School of Business. He previously served on the boards of Allied World Assurance in Bermuda, Flagstar Bancorp, Inc., NRG Energy, Inc., Compass Aerospace, Polymer Group, Inc. and Oxford Automotive, Inc.

Mr. Patterson has significant experience, expertise and background in the financial markets, including with respect to risk management, investment and strategic planning matters. With his financial markets experience and his experience as a member of the boards of other public companies, Mr. Patterson continues to provide key insight to the Company’s Board of Directors. Furthermore, given Mr. Patterson’s relationship with MatlinPatterson, MatlinPatterson believes that his interests will be closely aligned to those of the Company’s stockholders and he provides the Board with the perspective of a major stockholder.

Christopher R. Pechock Director Director since 2007 Age 48

Mr. Pechock became a director of the Company following the completion of the Company’s private placement with the Record Holder in September 2007. He has been a partner at MP Global Advisers since its inception in July 2002. Mr. Pechock has been active in the securities markets for over 18 years. Prior to July 2002, Mr. Pechock was a member of Credit Suisse’s Distressed Group, which he joined in 1999. Before joining Credit Suisse, Mr. Pechock was a Portfolio Manager and Research Analyst at Turnberry Capital Management, L.P. (1997-1999), a Portfolio Manager at Eos Partners, L.P. (1996-1997), a Vice President and high yield analyst at PaineWebber Inc. (1993-1996) and an analyst in risk arbitrage at Wertheim Schroder & Co., Incorporated (1987-1991). The business address of Mr. Patterson is MatlinPatterson Global Advisers LLC, 520 Madison Avenue, 35th Floor, New York, New York 10022-4213.

Mr. Pechock holds an MBA from Columbia University Graduate School of Business (1993) and a BA in Economics from the University of Pennsylvania (1987).

Mr. Pechock serves on the board of Renewable Biofuels Inc. He previously served on the boards of COMSYS IT, Compass Aerospace, Goss International, Huntsman Corporation, XL Health Corporation, Leprechaun Holding Company LLC and FXI Holdings, Inc.

Mr. Pechock has brought to the Board his experience as a partner of MP Global Advisers and expertise in the securities markets and continues to provide key insight to the Company’s Board. Furthermore, given Mr. Pechock’s relationship with MatlinPatterson, MatlinPatterson believes that his interests will be closely aligned to those of the Company’s stockholders and he provides the Board with the perspective of a major stockholder.

Jaime Lifton Age 52

Mr. Lifton has been the Chief Executive Officer, co-founder and managing partner of Persephone Capital Partners LLC, a middle-market private equity firm, since 2012. Prior to that, he was Managing Director of JPMorgan Securities Fixed Income/Capital Markets Division, a leading financial services firm, from 1998 through 2012. The business address of Mr. Lifton is Persephone Capital Partners, PO Box 198, East Setauket, NY 11733.

Mr. Lifton holds an MBA from Baruch College and a B.A. in Economics from SUNY at Stony Brook.

He currently serves as a director of Renewable Biofuels Inc. and Persephone Capital Partners where he has served since 2009 and 2012, respectively. Mr. Lifton served on the board of Safety Kleen, Inc. from 2006 through 2012 and Bally Total Fitness Holding Corporation from 2011 to 2012.

Mr. Lifton has over 25 years of experience in corporate finance, capital markets, private equity/distressed investing and corporate restructuring.

Keith B. Hall Age 59

Mr. Hall has been an independent corporate director since 2004. Mr. Hall served as Executive Vice President and Chief Financial Officer for Education Dynamics, an internet lead-generation company serving the post-secondary education market, from April through November 2012. Education Dynamics is not a subsidiary, parent or affiliate of the Company. Mr. Hall’s previous employment was at LendingTree, LLC where he served as Senior Vice President and Chief Financial Officer from 1999 to 2007. LendingTree was the fourth public company where Mr. Hall was Chief Financial Officer that was subsequently acquired. The business address of Mr. Hall is 17204 Connor Quay Court, Cornelius, NC 28031.

Mr. Hall holds an MBA from Harvard Business School and a B.A in Business Administration and Economics from Coe College in Iowa.

Mr. Hall serves on the boards of The Street, Inc. (since 2012), Tectura, Inc. (since 2008) and WhiteFence, Inc. (since 2011), and has served on the boards of MTM Technologies, Inc. (2008-2012), Polymer Group, Inc. (2008-2011), Electronic Clearing House (2007-2008), NewRiver, Inc. (2004-2010), CoreLogic, Inc. (2008-2010), Ikonisys, Inc. (2008-2009).

Mr. Hall has over 30 years’ experience in finance. He has a broad perspective from his various public and private company board room experiences, ranging from internet start-ups to large-cap, international firms.

Marshall Cohen Director Director since 2009 Committees: Directors and Corporate Governance, Executive Compensation and Audit Age 78

Mr. Cohen is counsel (retired) at Cassels, Brock & Blackwell LLP, Barristers and Solicitors, a full service law firm in Toronto, which he joined in 1996. Mr. Cohen was President and Chief Executive Officer of The Molson Companies Ltd. from 1988 through 1996. Prior to that, he was a senior official with the Government of Canada for 15 years, holding various appointments including Deputy Minister of Energy, Industry Trade & Commerce, and Finance. The business address of Mr. Cohen is Scotia Plaza, Suite 2100, 40 King Street West, Toronto, Ontario, Canada M5H 3C2.

Mr. Cohen holds a B.A. from the University of Toronto, a law degree from Osgoode Hall Law School and a Master’s Degree in Law from York University.

Mr. Cohen serves on the board of directors of TD Ameritrade (since 2009) and as Chairman of the Audit Committee and a member of the Governance Committee of such board. He also serves on the board of directors of TriMas Corporation (since 2005) and as a member of each of the Audit Committee and Compensation Committee and as Chairman of the Governance Committee of such board. During the past five years, Mr. Cohen has also served on the boards of Toronto Dominion Bank, Barrick Gold Corporation, and American International Group, Inc. In addition, Mr. Cohen recently retired as Chairman of the Board of Governors of York University and is an honorary director or governor of a number of non-profit organizations, including the C.D. Howe Institute and Mount Sinai Hospital. Mr. Cohen is an Officer of the Order of Canada.

Mr. Cohen brings valuable legal, financial, operational, strategic and compliance-based expertise to our Board with his past experience as the chief executive officer of a large Canadian public company with international operations. Mr. Cohen’s extensive knowledge and experience in management, governance and legal matters involving publicly-held companies brings additional management, governance and legal experience to the Company’s Board. In addition, his independence and experience serving on the boards of other public companies has enhanced the Board’s ability to lead the Company.

Carl W. McKinzie Age 73

Mr. McKinzie was the Chief Executive Officer of FirstFed Financial Corporation, a savings and loan holding company, from September 2010 through January 2012. FirstFed Financial Corporation is not a subsidiary, parent or affiliate of the Company. Prior to that Mr. McKinzie had served as a partner and then of counsel at Bingham McCutchen LLP, an international law firm, since 1980. The business address of Mr. McKinzie is 10900 Wilshire Boulevard, Suite 850, Los Angeles, CA 90024-6531.

Mr. McKinzie holds a BA and an MBA from Texas Tech University and a JD from Southern Methodist University.

Mr. McKinzie serves on the board of The Welk Group, Inc., Welk Hospitality Group, Inc., California Beach Restaurants, Inc. and Leuen Inc. He previously served on the boards of IXC Communications, Inc., Corporesano Holdings LLC and Leprechaun Holding Company LLC.

Mr. McKinzie has over 40 years of experience as a corporate attorney, providing legal services to clients in a wide variety of industries.

Edwin M. Banks Age 50	Mr. Banks is the founder and has been the managing partner of Washington Corner Capital Management L.P., a registered investment advisor, since 2007. The principal business of Washington Corner Capital Management is to provide financial investment advice and services to clients. Prior to that Mr. Banks was with WR Huff for 18 years where he held a variety of titles including Senior Portfolio Manager of WR Huff’s high yield accounts and Chief Investment Officer of the Huff Alternative Fund. The business address of Mr. Banks is Washington Corner Capital Management 140 Washington Corner Road, Bernardsville, NJ 07924.

Mr. Banks holds an MBA and a B.A in History from Rutgers University.

Mr. Banks served on the board of CVS/Caremark from 1999-2012, CKX Entertainment from 2005-2011 and Virgin Media from 2002-2009.

Mr. Banks has over 24 years of experience in institutional investment management.

Nasir A. Hasan Age 63

Mr. Hasan has been a private financial advisor since June 2010. Prior to that Mr. Hasan was head of Strategic Transactions and a member of the Leadership Committee with Ally Financial, a company that provides automotive financing products and services around the world, from March 2008 – May 2010. Rescap, a mortgage financing subsidiary of Ally Financial filed for bankruptcy in May 2010. The business address of Mr. Hasan is 8918 Winged Bourne Road, Charlotte, NC 28210.

Mr. Hasan holds an MBA and a B.S from the University of California, Berkeley.

Mr. Hasan has over 35 years of experience in banking and financial markets, primarily as a Managing Director with Bankers Trust Company and Bank of America.

The Participants believe that each of the MP Nominees would be deemed “independent” under the NASDAQ listing standards and for the purposes of Item 407(a) of Regulation S-K under the Exchange Act. The Participants also believe that Keith Hall and Edwin Banks would each qualify as an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Exchange Act, and that each of them has the accounting and related financial management expertise within the meaning of the NASDAQ listing standards. Mr. Cohen is currently a member of the Audit Committee.

The MP Nominees have each entered into a nominee agreement pursuant to which MP FAA has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting, and to defend and indemnify such MP Nominees against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as candidates for election to the Board and the solicitation of proxies in support of their election. The MP Nominees will not receive any compensation from MP FAA or its affiliates for their services as directors of the Company if elected. If elected, the MP Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of directors.

Each of the MP Nominees has agreed to being named as a nominee in this Proxy Statement and has confirmed his or her willingness to serve on the Board if elected. We do not expect that any of the MP Nominees will be unable to stand for election, but in the event that a MP Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the GOLD proxy card will be voted for a substitute candidate selected by us.

The Company has not nominated any candidates for election as directors at the Annual Meeting. According, please note that if you sign the “White” proxy card provided by the Company, your shares will not be voted in the election of directors.

WE URGE YOU TO VOTE FOR THE ELECTION OF MESSRS. PATTERSON, PECHOCK, COHEN, HALL AND LIFTON ON THE GOLD PROXY CARD, PURSUANT TO PROPOSAL 1.

WE ALSO URGE YOU TO VOTE FOR THE ELECTION OF MESSRS. BANKS, HASAN AND MCKINZIE, IF NOMINATED AT THE ANNUAL MEETING, ON THE GOLD PROXY CARD, PURSUANT TO PROPOSAL 2.

PROPOSAL 3

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

As discussed in further detail in the Company’s Proxy Statement, the Board has declared advisable and approved, and is soliciting stockholder approval of, an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of between one-for-ten and one-for-twenty (the “Reverse Stock Split Amendment”). A vote for Proposal 3 will constitute approval of the Reverse Stock Split Amendment, which provides for the combination of any whole number of shares of Common Stock between and including ten and twenty into one share of Common Stock, and will grant the Board the authority to select which ratio within that range to implement. If the stockholders approve this proposal, the Board will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to select the reverse stock split ratio within the approved range and effect the reverse stock split by filing the Reverse Stock Split Amendment with the Delaware Secretary of State at any time after the approval of the Reverse Stock Split Amendment and prior to the close of business on September 30, 2013. If the reverse stock split is implemented, the number of authorized shares will be decreased in the same ratio as the reverse stock split, subject to stockholder approval. (See Proposal 4)

The Reverse Stock Split Amendment would have no effect on the par value of a share of Common Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately after the reverse stock split as such stockholder held immediately prior to the reverse stock split.

The Board has authorized the submission of the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split as a potential means of increasing the per share trading price of the Common Stock and regaining compliance with the continued listing requirements set forth in NASDAQ Listing Rule 5450(a)(1). Any determination to effect the reverse stock split will be made by the Board and will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock and the continued listing requirements of The NASDAQ Global Market. The Board reserves the right to elect not to proceed with, and to abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the Company and its stockholders’ best interests.

Approval of this Proposal requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote thereon.

WE RECOMMEND YOU VOTE YES ON PROPOSAL 3.

PROPOSAL 4

AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION TO PROPORTIONALLY DECREASE THE NUMBER OF

AUTHORIZED SHARES OF COMMON STOCK

As discussed in further detail in the Company’s Proxy Statement, the Board has approved a proposed amendment to the Amended and Restated Certificate of Incorporation of the Company that would reduce the number of shares of Common Stock the Company is authorized to issue in the same ratio as the reverse stock split, provided that Proposal 3 above is approved by the stockholders and the Reverse Stock Split Amendment is implemented (the “Proportional Decrease in Authorized Shares Amendment”).

Approval of the Proportional Decrease in Authorized Shares Amendment is conditioned on the approval of the Reverse Stock Split Amendment. If the Reverse Stock Split Amendment is not approved, then the Proportional Decrease in Authorized Shares Amendment will automatically be deemed to not have been approved, regardless of the number of shares actually voted “FOR” that proposal. In the event that stockholders approve the Reverse Stock Split Amendment but do not approve the Proportional Decrease in Authorized Shares Amendment, the Board will retain the discretion to implement the Reverse Stock Split Amendment.

If the Reverse Stock Split Amendment is approved by stockholders and implemented by the Board, and the Proportional Decrease in Authorized Shares Amendment is approved by stockholders, the decrease would become effective upon the filing of the amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, or at the later time set forth in the amendment, but in any event simultaneous with the effectiveness of the reverse stock split. The exact timing of the amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and its stockholders.

Approval of this Proposal requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote thereon.

WE RECOMMEND YOU VOTE YES ON PROPOSAL 4.

PROPOSAL 5

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As discussed in further detail in the Company’s Proxy Statement, in accordance with Section 14A of the Exchange Act, the Company provides its stockholders with the opportunity to cast an advisory vote to approve the compensation for the Company’s named executive officers (commonly known as the “say on pay” vote). Accordingly, the Company is asking stockholders to vote, on an advisory basis, on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” compensation tables and narrative discussion and any related material contained in [the Company’s] Proxy Statement, is hereby APPROVED.”

Because this vote is only advisory in nature, it will not be binding on the Company. The Board will consider the results of this stockholder vote in determining future compensation programs for the Company’s named executive officers. However, these programs may not change even if stockholders vote against this proposal.

Approval of this Proposal requires such Proposal to receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon.

WE RECOMMEND YOU VOTE ABSTAIN ON PROPOSAL 5.

PROPOSAL 6

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

According to the Company’s Proxy Statement, the Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The Company is submitting this appointment for stockholder ratification at the Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

If stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

According to the Company’s Proxy Statement, the Audit Committee, or a designated member thereof, has pre-approved each audit and non-audit service rendered by PricewaterhouseCoopers LLP to the Company.

Approval of this Proposal requires such Proposal to receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon.

WE RECOMMEND YOU VOTE YES ON PROPOSAL 6.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Stockholders who sell shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock. Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date. Based on publicly available information, including the Company’s Proxy Statement, we believe that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

The shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked, or, if no direction is indicated, will be voted:

•	FOR the election of MatlinPatterson’s five director nominees: Messrs. Patterson, Pechock, Cohen, Hall and Lifton;

•	FOR the election of MatlinPatterson’s three additional director nominees, Messrs. Banks, Hasan and McKinzie, if nominated at the Annual Meeting;

•	FOR the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split,

•	FOR the proposal to, if and when the reverse stock split is effected, proportionally decrease the number of authorized shares of Common Stock,

•	ABSTAIN on the advisory vote on executive compensation, and

•	FOR the ratification of the appointment of PricewaterhouseCoopers.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

According to the Company’s Proxy Statement, the presence, in person or by proxy, of the holders of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” (as described below) will be counted in determining whether a quorum has been reached.

If you own your shares in street name, and do not give your broker or other nominee voting instructions, your shares will be voted only if your broker or other nominee is allowed to exercise voting discretion with respect to your shares. Under New York Stock Exchange rules, your broker or other nominee is permitted to exercise voting discretion only with respect to “routine” matters. There are no “routine” matters to be acted upon at the Annual Meeting. If you do not submit voting instructions to your broker or other nominee, your shares will not be voted for you. The aggregate number of shares held in street name that a broker or other nominee does not or cannot vote is reported as the “broker non-vote.”

According to the Company’s Proxy Statement, abstentions and “broker non-votes” will not be treated as votes cast. Accordingly, for Proposals 3 and 4, abstentions and “broker non-votes” will have the same effect as an “AGAINST” vote.

VOTES REQUIRED FOR APPROVAL

Election of Directors — In accordance with the Company’s Bylaws, as in effect on May 9, 2013, at the Annual Meeting, each director shall be elected by the affirmative vote of a majority of the shares entitled to vote at the meeting and that are present in person or represented by proxy (but excluding, for purposes of determining the number of shares present in person or represented by proxy, any shares that are not voted in the election of directors “for” any nominees). Any incumbent director in office at the time of the election who does not receive such affirmative vote shall immediately tender his or her resignation. The Board of Directors (excluding the director in question) shall consider each such resignation and shall decide whether to accept it.

Reverse Stock Split and Proportionate Decrease of Authorized Shares — According to the Company’s Proxy Statement, the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split (Proposal 3) and the proposal to, if and when the reverse stock split is effected, proportionally decrease the number of authorized shares of Common Stock (Proposal 4) will each require the receipt of “FOR” votes constituting a majority of the shares of Common Stock outstanding and entitled to vote thereon.

Advisory Vote on Executive Compensation and Ratification Of Independent Registered Public Accounting Firm — According to the Company’s Proxy Statement, the advisory vote on executive compensation (Proposal 4) and approval of the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 6) will each require the receipt of “FOR” votes constituting a majority of the votes cast.

IF YOU WISH TO VOTE FOR THE ELECTION OF THE MP NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED GOLD PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

APPRAISAL/DISSENTER RIGHTS

Stockholders are not entitled to appraisal or dissenters’ rights under Delaware law in connection with the Proposals or this Proxy Statement.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Solicitation is being made by MatlinPatterson. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

MatlinPatterson will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. MatlinPatterson has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. MatlinPatterson will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by MatlinPatterson. Costs of the Proxy Solicitation are currently estimated to be approximately $950,000. MatlinPatterson estimates that through the date hereof, its expenses in connection with the Proxy Solicitation are approximately $850,000. If successful, we may seek reimbursement of these costs from the Company. In the event that we decide to seek reimbursement of our expenses, we do not intend to submit the matter to a vote of the Company’s stockholders. The Board, a majority or all of which may consist of our MP Nominees, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the Proxy Solicitation include expenditures for attorneys, advisors, printing, advertising, postage and related expenses and fees.

MP FAA has retained Innisfree M&A Incorporated (“Innisfree”) to provide solicitation and advisory services in connection with the Proxy Solicitation, for which Innisfree is to receive a fee of $35,000, plus an additional fee to be mutually agreed upon by MP FAA and Innisfree in connection with the solicitation of proxies for the Annual Meeting. MP FAA has also agreed to reimburse Innisfree for its reasonable out-of-pocket expenses and to indemnify Innisfree against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Innisfree will employ approximately 25 persons to solicit the Company’s stockholders as part of this Proxy Solicitation. Innisfree does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Proxy Solicitation.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THIS PROXY STATEMENT

This Proxy Statement and all other solicitation materials in connection with this Proxy Solicitation are available on the Internet, free of charge, at http://www.innisfreema.com/glch.

INFORMATION CONCERNING THE COMPANY

MatlinPatterson has omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement. Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2014 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. MatlinPatterson takes no responsibility for the accuracy or completeness of information contained in the Company’s Proxy Statement. Except as otherwise noted herein, the information in this Proxy Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although MatlinPatterson does not have any knowledge indicating that any statement contained herein is untrue, we do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements taken from public documents and records that were not prepared by or on behalf of MatlinPatterson, or for any failure of the Company to disclose events that may affect the significance or accuracy of such information.

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GOLD proxy card today.

Thank you for your support,

MatlinPatterson FA Acquisition LLC

MatlinPatterson LLC

MatlinPatterson PE Holdings LLC

MP II Preferred Partners L.P.

MP Preferred Partners GP LLC

David J. Matlin

Mark R. Patterson

Christopher R. Pechock

May 13, 2013

[FORM OF PROXY CARD]

PROXY OF STOCKHOLDERS OF GLEACHER & COMPANY, INC. (THE “COMPANY”) IN CONNECTION WITH THE COMPANY’S 2013 ANNUAL MEETING OF STOCKHOLDERS:

THIS PROXY SOLICITATION IS BEING MADE BY MATLINPATTERSON FA ACQUISITION LLC, MP II PREFERRED PARTNERS L.P., MP PREFERRED PARTNERS GP LLC, MATLINPATTERSON PE HOLDINGS LLC, MATLINPATTERSON LLC, DAVID J. MATLIN, MARK R. PATTERSON AND CHRISTOPHER R. PECHOCK (COLLECTIVELY, “MATLINPATTERSON”)

The undersigned appoints Christopher Pechock and Nathan Brawn, and each of them, attorneys and agents with full power of substitution and re-substitution to vote all shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, which the undersigned would be entitled to vote if personally present at the 2013 Annual Meeting of Stockholders of the Company scheduled to be held at the offices of the Company, located at 1290 Avenue of the Americas, New York, NY 10104, at 9:00 a.m., local time, on May 23, 2013 (including at any adjournments or postponements thereof and at any meeting called in lieu thereof, the “Annual Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned.

The undersigned hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this proxy will be voted as directed on the reverse with respect to Proposals 1, 3, 4, 5 and 6. If Edwin M. Banks, Nasir A. Hasan and Carl W. McKinzie are nominated at the Annual Meeting by MatlinPatterson FA Acquisition LLC, this proxy will be voted as directed on the reverse with respect to Proposal 2, and if they are not so nominated at the Annual Meeting, then this proxy will not be voted on Proposal 2.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE MATTERS ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN PROPOSAL 1, “FOR” THE NOMINEES NAMED IN PROPOSAL 2 IF NOMINATED AT THE ANNUAL MEETING, “FOR” PROPOSALS 3, 4 AND 6, AND “ABSTAIN” ON PROPOSAL 5.

THIS SOLICITATION IS BEING MADE BY MATLINPATTERSON AND NOT ON BEHALF OF THE COMPANY OR ANY OTHER THIRD PARTY.

This proxy will be valid until the sooner of one year from the date stated on the reverse side and the completion of the Annual Meeting.

1.	THE ELECTION OF MARK R. PATTERSON, CHRISTOPHER R. PECHOCK, KEITH B. HALL, JAIME LIFTON, AND MARSHALL COHEN TO SERVE AS DIRECTORS ON THE COMPANY’S BOARD OF DIRECTORS.

For All Such Nominees	Withhold Authority to Vote for all Such Nominees	For All Such Nominees Except

INSTRUCTIONS: IF YOU DO NOT WISH YOUR SHARES OF COMMON STOCK TO BE VOTED “FOR” A PARTICULAR NOMINEE, MARK THE “FOR ALL SUCH NOMINEES EXCEPT” BOX AND WRITE THE NAME(S) OF THE NOMINEE(S) THAT YOU DO NOT SUPPORT ON THE LINE BELOW. YOUR SHARES OF COMMON STOCK WILL BE VOTED FOR THE REMAINING NOMINEE(S) AS APPLICABLE.

2.	ELECTION OF THE FOLLOWING INDIVIDUALS TO SERVE AS DIRECTORS:

		FOR	WITHHOLD
A.	EDWIN M. BANKS	____	____
B.	NASIR A. HASAN	____	____
C.	CARL W. MCKINZIE	____	____

3.	TO VOTE ON THE COMPANY’S PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT:

FOR	AGAINST	ABSTAIN

4.	TO VOTE ON THE COMPANY’S PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROPORTIONALLY DECREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK:

FOR	AGAINST	ABSTAIN

5.	TO VOTE ON THE COMPANY’S PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS:

FOR	AGAINST	ABSTAIN

6.	TO VOTE ON THE COMPANY’S PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013:

FOR	AGAINST	ABSTAIN

PLEASE SIGN, DATE AND MAIL YOUR PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED.

Date:	,2013

Signature

Signature (if held jointly)

Title(s):

Please sign exactly as name appears on stock certificates or on label affixed hereto. When shares of Common Stock are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such.